SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 30, 2004
               Date of Earliest Event Reported: September 24, 2004

                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

       1-11476                                         95-3977501
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(Commission File Number)                   (I.R.S.  Employer Identification No.)

 13520 Evening Creek Drive, Suite 130, San Diego, California             92128
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         (Address of Principal Executive Offices)                     (Zip Code)

                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2004, in connection with a private placement of securities in which World Waste Technologies, Inc. ("WWT") raised gross proceeds of $1,000,000, WWT entered into a Subscription Agreement, a Registration Rights Agreement and a Warrant Agreement with one accredited investor (the "Investor"). Under the terms of the Subscription Agreement, WWT issued the unregistered securities described in Items 3.02 at a purchase price of $2.50 per Unit. See
Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Under the Registration Rights Agreement, WWT has agreed to register sales by the Investor and the Investor's transferees of the shares acquired by the Investor in this private placement, under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include:

      o an unlimited number of piggyback registration rights that require WWT to register sales of a holder's shares when it undertakes a public offering and certain other types of offerings, subject to the discretion of the managing underwriter of the offering, if any, to decrease the amount that holders may register; and

      o within ninety (90) days of the closing of the private placement, WWT's agreement to use its commercially reasonable efforts to file and prepare a registration statement on Form SB-2 or Form S-3 to register the resale of the holder's shares.

WWT has agreed to bear all registration expenses if these registration rights are exercised, other than the fees of more than one legal counsel to the holders, legal fees in excess of $10,000, and any underwriting fees, discounts and commissions, all of which expenses will be borne by the holders. These registration rights terminate as to a holder's shares when that holder is able to sell those shares in a three month period pursuant to Rule 144 of the Securities Act of 1933.

The Warrant Agreement and the Warrant (the "Warrants") require, upon exercise, WWT to issue up to 100,000 shares of Common Stock. The Warrants expire five years after the sale of the Units and are exercisable at $0.01 per share, subject to adjustment.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On September 24, 2004, WWT sold 400,000 Units, each Unit is comprised of one (1) share of common stock of WWT ("Common Stock") and Warrants exercisable for 0.25 shares of Common Stock in a private transaction to one accredited investor. The consideration paid for the Units was $2.50 per Unit, for aggregate gross proceeds to WWT of $1,000,000. A commission of $100,000 and warrants to purchase up to 50,000 shares of WWT common stock, exercisable for seven years at an exercise price of $2.50 per share for the placement of the Units was paid to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, a significant shareholder of WWT and a registered representative of Chadbourn Securities, Inc. (collectively, the "Placement Agent") in connection with the private placement.

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The Warrants are exercisable for five years at an exercise price of $0.01 per share.

In addition, on September 24, 2004, an accredited investor who previously entered into a subscription agreement with WWT to acquire 66,666 shares of Common Stock at $1.50 per share in a private transaction, paid WWT gross proceeds of $100,000 for those 66,666 shares of Common Stock. A commission of $10,000 and warrants to purchase up to 6,666 shares of WWT common stock, exercisable for seven years at an exercise price of $1.50 per share was paid to the Placement Agent in connection with this private placement.


WWT issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

EXHIBIT NO.   DESCRIPTION
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10.1          Subscription Agreement

10.2          Registration Rights Agreement

10.3          Warrant Agreement and Warrant

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WORLD WASTE TECHNOLOGIES, INC.


                                        By: /s/ Thomas L. Collins
                                           -------------------------------------
                                           Thomas L. Collins
                                           Chief Executive Officer

Date: September 30, 2004

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                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION

10.1         Subscription Agreement

10.2         Registration Rights Agreement

10.3         Warrant Agreement and Warrant